Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Sony Corporation (Sony Kabushiki Kaisha)
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-11756, 333-13334, 333-14150, 333-85348, 333-104172, 333-114158, 333-123687 and 333-129808) of our report dated May 26, 2006, relating to the financial statements and financial statement schedule, which appears in Sony Corporation’s Annual Report on Form 20-F for the year ended March 31, 2006.
/s/ ChuoAoyama PricewaterhouseCoopers
Tokyo, Japan
August 31, 2006